Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2021, in amendment No.1 to the Registration Statement on Form F-1 (No. 333-255262) and the related Prospectus of Similarweb Ltd. dated April 22, 2021.

/s/ Kost Forer Gabbay and Kasierer
April 22, 2021	Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel	A member of Ernst & Young Global